UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported): May 24, 2024

ARGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31756	13-1947195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Church Street, Suite 201, Rockville, MD	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 315-0027

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of Each Class:	Trading Symbol(s):	Name of Each Exchange on Which Registered:
Common Stock, $0.15 Par Value	AGX	New York Stock Exchange

Item 1.01. Entry into a Material Definitive Agreement.

On May 24, 2024, Argan, Inc. (the “Company”) and certain of its subsidiaries, as borrowers, entered into the Second Amended and Restated Replacement Credit Agreement with Bank of America, N.A. (the “Bank”), as the lender, with an expiration date of May 31, 2027 (the “New Credit Agreement”).

The New Credit Agreement supersedes the expiring credit agreement, as amended, that was executed on May 15, 2017, reduces the base lending commitment amount from $50.0 million to $35.0 million, increases the letter of credit fees to be consistent with current market conditions, and establishes the interest rate for revolving loans at the Secured Overnight Financing Rate (“SOFR”) plus 1.85%. In addition to the base commitment, the facility includes an accordion feature that allows for an additional commitment of $30.0 million, subject to certain conditions, that represents an increase from the $10.0 million accordion provided by our expiring credit agreement. The Company may use the borrowing ability to cover other credit instruments issued by the Bank for the Company’s use in the ordinary course of business as defined in the New Credit Agreement. Further, on May 31, 2024, the Company completed the negotiation of a companion facility, in the amount of $25.0 million, pursuant to which the Company’s Irish subsidiary, Atlantic Projects Company Limited (“APCL”), may cause the Bank’s European entity to issue letters of credit on its behalf (the “Master Issuance and Indemnity Agreement”) that will be secured by a blanket parent company guarantee issued by the Company to the Bank (the “Guarantee of Payment Agreement”).

Together, the New Credit Agreement, the companion facility, and the parent company guarantee are hereinafter referred to as the “Credit Facilities.”

The Credit Facilities include customary terms, covenants and events of default for credit facilities of this size and nature. Despite the reduction in the base amount of the credit commitment provided by the New Credit Agreement, the increased accordion amount and the addition of the Master Issuance and Indemnity Agreement companion facility provide the Company with greater flexibility in managing its credit requirements, at a potentially lower overall cost.

The foregoing summary of the Credit Facilities is not complete and is qualified in its entirety by reference to the New Credit Agreement; the Master Issuance and Indemnity Agreement between APCL and the Bank; and the Guaranty of Payment Agreement between the Company and the Bank, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

10.1	Second Amended and Restated Replacement Credit Agreement, dated May 24, 2024, among Argan, Inc. and certain subsidiaries of Argan, Inc., as borrowers, and Bank of America, N.A., as the lender.
10.2	Master Issuance and Indemnity Agreement, dated May 31, 2024, between Atlantic Projects Company Limited and Bank of America, N.A.
10.3	Guarantee of Payment Agreement, dated May 24, 2024, between Argan, Inc. and Bank of America, N.A.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGAN, INC.

Date: May 31, 2024	By:	/s/ Richard H. Deily
Richard H. Deily
Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary